EXHIBIT 4.3

                          SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE dated as of September 30, 2004 (this "Supplemental Indenture"), is entered into by and between Pioneer Debt Sub, LLC, a Texas limited liability company (the "Company"), and Wachovia Bank, National Association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

     A. Pioneer Evergreen Properties, LLC, a Texas limited liability company ("Merger Sub"), has heretofore executed and delivered to the Trustee an indenture (as heretofore amended and supplemented, the "Indenture"), dated as of March 10, 2004, providing for the issuance of 5.875% Senior Subordinated Notes due 2012 (the "Securities").

     B. The Company, Merger Sub and Pioneer BC Asset Sub, LLC, a Texas limited liability company and a wholly-owned subsidiary of the Company ("Asset Sub"), have entered into an Agreement and Plan of Merger dated as of September 29, 2004, pursuant to which Merger Sub, Asset Sub and the Company merged into each other, with the Company and Asset Sub as the surviving entities (the "Merger").

     C. Pursuant to the terms of the Merger and the Texas law, the obligations of the Merger Sub under the Indenture and the Securities were allocated to, and became liabilities of, the Company in the Merger.

     D. Pursuant to Article V of the Indenture, upon consummation of the Merger, the Company shall expressly assume, by supplemental indenture, executed and delivered to the Trustee all obligations of Merger Sub under the Indenture and the Securities and the Company will succeed to, and be substituted for, and may exercise every right and power of Merger Sub under the Indenture and the Securities.

     E. In accordance with Section 9.1(2) of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture to provide for the assumption by the Company of the obligations of Merger Sub under the Indenture and the Securities without the consent of any Holder.

     F. The Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture to provide for the assumption by the Company of the obligations of Merger Sub under the Indenture and the Securities.

     G. The Company has duly authorized the execution and delivery of this Supplemental Indenture.



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                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     Section 1. Confirmation of Original Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2. Successor Company Substituted. In accordance with Article V of the Indenture, upon consummation of the Merger, the Company shall succeed to, and be substituted for, and may exercise every right and power of, Merger Sub under the Securities and the Indenture with the same effect as if the Company had been named therein as Merger Sub.

     Section 3. Assumption of Obligations. Upon consummation of the Merger, the Company hereby assumes all of the obligations of Merger Sub under the Indenture and the Securities with the same effect as if the Company had been named therein as Merger Sub.

     Section 4. Miscellaneous.

            (a) Execution of Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture.

            (b) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            (c) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            (d) Effect  of  Headings.   The  Section   headings  herein  are for
convenience only and shall not affect the construction hereof.

            (e) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.


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                                       2



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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be duly executed as of the date first above written.



                                         PIONEER DEBT SUB, LLC

                                         By:   /s/ Richard P. Dealy
                                               --------------------------------
                                               Name: Richard P. Dealy
                                               Title: President



                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:   /s/ Doug Milner
                                               --------------------------------
                                               Authorized Signator



               Signature Page to the Second Supplemental Indenture
                       (5.875% Senior Subordinated Notes)